UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.1)
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Cerecor Inc.
(Name of Registrant as Specified In Its Charter)

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400 E. Pratt Street, Suite 606
Baltimore, Maryland 21202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 15, 2018
Dear Stockholder of Cerecor Inc.:
You are cordially invited to attend the Annual Meeting of Stockholders of Cerecor Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, May 15, 2018 at 10:00 a.m. local time at The Grand Hyatt New York, 109 E. 42nd Street, New York, New York 10017 for the following purposes:

1.
To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) and our amended and restated bylaws (the “Bylaws”) to declassify our board of directors (the “Board”).

2.	If Proposal 1 to declassify the Board is approved, to elect the eight directors nominated by the Board and named herein to hold office until the 2019 Annual Meeting of Stockholders.

3.	If Proposal 1 to declassify the Board is not approved, to elect the two Class III nominees for director and named herein to hold office until the 2021 Annual Meeting of Stockholders.

4.	To approve an amendment to the Certificate to eliminate the provision requiring a super-majority stockholder vote to amend the Certificate.

5.	To approve an amendment to the Certificate and Bylaws to eliminate the provisions requiring a super-majority stockholder vote to amend the Bylaws.

6.	To approve an amendment to our Certificate and Bylaws to allow stockholders to act by majority written consent as long as Armistice Capital LLC owns at least 40% of our outstanding stock.

7.
To approve, as required by and in accordance with NASDAQ Listing Rules 5635(d), the issuance of an aggregate of 2,349,968 additional shares of the Company’s common stock pursuant to our November 17, 2017 agreements to acquire TRx Pharmaceuticals, LLC and its subsidiaries.

8.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is March 16, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on May 15, 2018 at 10:00 a.m. local time at The Grand Hyatt New York, 109 E. 42nd Street, New York, New York 10017.

The proxy statement and annual report to shareholders are available at IR.cerecor.com.

By Order of the Board of Directors,

Mariam E. Morris
Secretary

Baltimore, Maryland
April [__], 2018

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.

CERECOR INC.
400 E. Pratt Street, Suite 606
Baltimore, Maryland 21202
PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
May 15, 2018
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Cerecor Inc. (sometimes referred to as the “Company” or “Cerecor”) is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April [__], 2018 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The meeting will be held on Tuesday, May 15, 2018 at 10:00 a.m. local time at The Grand Hyatt New York, 109 E. 42nd Street, New York, New York 10017. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 16, 2018 will be entitled to vote at the Annual Meeting. On this record date, there were [_________] shares of the Company’s common stock, par value $0.001 per share, outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 16, 2018, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 16, 2018, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you must direct your broker or other agent regarding how to vote the shares in your account, or they will not be voted. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are seven matters scheduled for a vote:

•	To approve an amendment to our Certificate and Bylaws to declassify our Board (the “Board Declassification Proposal”).

•	If the Board Declassification Proposal is approved, to elect the eight directors nominated by the Board and named herein to hold office until the 2019 Annual Meeting of Stockholders.

•	If the Board Declassification Proposal is not approved, to elect the two Class III nominees by the Board and named herein to hold office until the 2021 Annual Meeting of Stockholders.

•	To approve an amendment to our Certificate to eliminate the provision requiring a super-majority stockholder vote to amend the Certificate (the “Certificate Super Majority Proposal”).

•
To approve an amendment to our Certificate and Bylaws to eliminate the provisions requiring a super-majority stockholder vote to amend the Bylaws (the “Bylaws Super Majority Proposal” and collectively, with the Certificate Super Majority Proposal, the “Super Majority Proposals”).

•
To approve an amendment to our Certificate and Bylaws to allow stockholders to act by majority written consent as long as Armistice Capital LLC owns at least 40% of our outstanding stock (the “Majority Written Consent Proposal”).

•
To approve, as required by and in accordance with NASDAQ Listing Rules 5635(d), the issuance of an aggregate of 2,349,968 shares of the Company’s common stock pursuant to our November 17, 2017 agreements to acquire TRx Pharmaceuticals, LLC and its subsidiaries (the “Stock Issuance Proposal”).

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote over the telephone, dial toll-free 1-800-776-9437 in the United States, or 1-718-921-8500 from outside the United States, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 14, 2018 to be counted.

•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, dealer or other agent. Follow the instructions from your broker, bank, dealer or other agent included with these proxy materials, or contact your broker, bank, dealer or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned at the close of business on March 16, 2018.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, by completing your proxy card or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, dealer or other agent how to vote your shares, your broker or nominee may not vote your shares on any of the proposals without your instructions because the provision requiring a super-majority stockholder vote.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” all the Proposals described above, and “For” the director nominees named herein. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but D.F. King and Co., Inc., Proxy Solicitor, will be paid its customary fee of $8,500 plus out-of-pocket expenses if it solicits proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes, you can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may grant a subsequent proxy by telephone;

•	You may submit another properly completed proxy card with a later date;

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202; or

•	You may attend the Annual Meeting and vote in person, although simply attending the meeting will not, by itself, revoke your proxy.
Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or dealer as a nominee or agent, you should follow the instructions provided by your broker, bank or dealer.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Any proposals that a stockholder intends to present at our 2019 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by us no later than 5:00 p.m., Eastern time, on December 3, 2018. Any such proposals also must comply with Rule 14a-8 regarding the inclusion of stockholder proposals in the Company’s proxy materials. Proposals should be addressed to the Corporate Secretary, Cerecor Inc., 400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202.

If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, your proposal or director nomination must be submitted in writing between January 15, 2019 and February 14, 2019, to Corporate Secretary, Cerecor Inc., 400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202. Director nominations must include the information required by our bylaws, including, among other things the full name, address and age of the proposed nominee, the proposed nominee’s principal occupation or employment, the class and number of shares of capital stock of the Company owned of record and beneficially by such proposed nominee, the date or dates on which such shares were acquired and the investment intent of such acquisition and such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved). You may contact our Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withheld” and broker non-votes and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposals 1, 4, 5, 6 and 7, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for Proposals 2, 3 and 7, but will have the same effect as “Against” votes for Proposals 1, 4, 5 and 6. Shares beneficially owned by Robert Moscato, Jr. and Randal Jones will not be entitled to cast votes as to Proposal 7.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as broker non-votes.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1.	Board Declassification Proposal	“For” votes from 66 2/3% of the shares outstanding on the record date	Against	Against
2.	If the Board Declassification Proposal is approved, elect eight directors nominated by the Board	Nominees receiving the most “For” votes	“Withheld” votes will have no effect	None
3.	If the Board Declassification Proposal is not approved, elect two Class III nominees for director	Nominees receiving the most “For” votes	“Withheld” votes will have no effect	None
4.	Certificate Super Majority Proposal	“For” votes from 66 2/3% of the shares outstanding on the record date	Against	Against
5.	Bylaws Super Majority Proposal	“For” votes from 66 2/3% of the shares outstanding on the record date	Against	Against
6.	Majority Written Consent Proposal	“For” votes from 66 2/3% of the shares outstanding on the record date	Against	Against
7.	Stock Issuance Proposal	“For” votes from a majority of the shares present on the record date and entitled to vote on this Proposal 7	Against	None
What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. At the close of business on the record date, there were [ ] shares outstanding and entitled to vote. Thus, the holders of [____________] shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by telephone or proxy card (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. In addition, we will publish final voting results in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

Our Board is currently divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board currently consists of eight members. There are two directors in Class III whose term of office expires in 2018. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. In 2017, all of our directors then holding office attended the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. This means that the nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

Pursuant to the Securities Purchase Agreement dated April 27, 2017, as long as Armistice Capital Master Fund Ltd. (an affiliate of Armistice Capital LLC and collectively “Armistice”), maintains beneficial ownership of at least 13% of our outstanding common stock, Armistice, exclusively and as a separate class, has the right to designate two directors to our Board, and as along as Armistice maintains beneficial ownership of at least 10% of our outstanding common stock, Armistice, exclusively and as a separate class, has the right to designate one director. As of the Record Date, Armistice beneficially own approximately [ ]% of our outstanding common stock.

The following is a brief biography of each current director and director nominee.

Uli Hacksell, Ph.D. Dr. Hacksell, age 67, has served as Chairman of our Board since May 2015 and he was our President and Chief Executive Officer from January 2016 to August 2017. From September 2000 to March 2015, Dr. Hacksell served as the Chief Executive Officer and as a director of ACADIA Pharmaceuticals Inc. From February 1999 to September 2000, he served as the Executive Vice President of Drug Discovery of ACADIA. Previously, Dr. Hacksell held various senior executive positions at Astra AB, a pharmaceutical company, including Vice President of Drug Discovery and Technology, and President of Astra Draco AB, one of Astra’s largest research and development subsidiaries. He also served as Vice President of CNS Preclinical R&D at Astra Arcus, another Astra subsidiary. Earlier in his career, Dr. Hacksell held the positions of Professor of Organic Chemistry and Department Chairman at Uppsala University in Sweden and served as Chairman and Vice Chairman of the European Federation of Medicinal Chemistry. Dr. Hacksell received his Master of Pharmacy and a Ph.D. in Medicinal Chemistry from Uppsala University. Our Board believes that Dr. Hacksell brings to the board substantial leadership skills and scientific background that are helpful in its discussions for determining the Company’s growth strategy and business plans. Furthermore, our Board believes that Dr. Hacksell’s experience with the Company make him particularly well qualified to be our Chairman.

Isaac Blech. Mr. Blech, age 68, has served on our Board since March 2011, as Vice Chairman of our Board since March 2012 and as lead independent director since March 2016. Mr. Blech also serves on the boards of directors of Edge Therapeutics, Inc., ContraFect Corporation, Diffusion Pharmaceuticals and SpendSmart Networks, Inc. Mr. Blech is also Vice Chairman of a number of private companies including Centrexion Corporation, Alveo Technologies, Aridis Pharmaceuticals, Elucida Oncology, Nacuity Pharmaceuticals, Sapience Therapeutics, Inc., WaveGuide Corporation, X4 Pharmaceuticals, Inc. and X-VAX Technology, Inc. Mr. Blech played a role in establishing some of the world’s leading biotechnology companies such as Celgene Corporation, ICOS Corporation, Pathogenesis Corporation, Nova Pharmaceutical Corporation and Genetics Systems Corporation. These companies are responsible for major advances in oncology, infectious disease and cystic fibrosis. Mr. Blech received his B.A. from Baruch College. Our Board believes that Mr. Blech’s experience as a director of numerous public biotechnology and pharmaceutical companies gives him the qualifications, skills and financial expertise to serve on our Board.

Steven J. Boyd. Mr. Boyd, age 37, has served on our Board since May 2017. He is the Chief Investment Officer of Armistice Capital, a long-short equity hedge fund focused on the health care and consumer sectors based in New York City. Previously, Mr. Boyd had been a Research Analyst at Senator Investment Group, York Capital, and SAB Capital Management, where he focused on health care. Mr. Boyd began his career as an Analyst at McKinsey & Company. Mr. Boyd received a B.S. in Economics as well as a B.A. in Political Science from The Wharton School of the University of Pennsylvania. Our Board believes that Mr. Boyd’s experience in the capital markets and strategic transactions, and his focus on the healthcare industry makes him a valuable member of our Board.

Peter Greenleaf. Mr. Greenleaf, age 46, has served on our Board since May 2017. Until February 2018, Mr. Greenleaf served as Chief Executive Officer and is a member of the board of directors of Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP), positions he held since March 2014. Sucampo was focused on the development and commercialization of medicines to meet major unmet medical needs of patients worldwide and was sold in February 2018 to U.K. pharmaceutical giant Mallincrodt PLC. From June 2013 to March 2014, Mr. Greenleaf served as Chief Executive Officer and a member of the board of directors of Histogenics Corporation, a regenerative medicine company. From 2006 to 2013, Mr. Greenleaf was employed by MedImmune LLC, the global biologics arm of AstraZeneca, where he most recently served as President. From January 2010 to June 2013, Mr. Greenleaf also served as President of MedImmune Ventures, a wholly owned venture capital fund within the AstraZeneca Group. Prior to serving as President of MedImmune, Mr. Greenleaf was Senior Vice President, Commercial Operations of the company, responsible for its commercial, corporate development and strategy functions. Mr. Greenleaf has also held senior commercial roles at Centocor Biotech, Inc. (now Jansen Biotechnology, Johnson & Johnson) from 1998 to 2006, and at Boehringer Mannheim G.m.b.H. (now Roche Holdings) from 1996 to 1998. Mr. Greenleaf currently chairs the Maryland Venture Fund Authority, whose vision is to oversee implementation of InvestMaryland, a public-private partnership to spur venture capital investment in the state. He is also a member of the board of directors of the Biotechnology Industry Organization (BIO), where he serves on the Governing Boards of the Emerging Companies and Health Sections. Mr. Greenleaf earned a M.B.A degree from St. Joseph’s University and a B.S. degree from Western Connecticut State University. Our Board believes that Mr. Greenleaf’s experience in the biopharmaceutical industry makes him a valuable member of our Board.

Phil Gutry. Mr. Gutry, age 44, has served on our Board since April 2015. Mr. Gutry has 20 years of experience in the biopharmaceutical industry in a variety of senior investment, business development, and strategic roles. Mr. Gutry serves as Executive Director, Business Development at Regeneron Pharmaceuticals, Inc., an integrated biopharmaceutical company. From May 2011 to June 2015, Mr. Gutry served as a Principal of MPM Capital, Inc., a venture capital firm with a focus on the life sciences industry, where he led investments in oncology and neuroscience and managed several of MPM’s pharmaceutical partnerships. Prior to joining MPM Capital, Mr. Gutry worked in corporate development at Gilead Sciences, Inc., a research-based biopharmaceutical company, where he led business development activities in liver, respiratory, and infectious disease. Mr. Gutry previously worked at Riverside Partners, LLC, a health-care focused private equity firm, and The Wilkerson Group. Mr. Gutry received his A.B. in Earth Sciences from Dartmouth College and an M.B.A. in Healthcare Management from The Wharton School. Our Board believes that Mr. Gutry’s experience in the biopharmaceutical industry makes him a valuable member of our Board.

Randal O. Jones. Mr. Jones, age 61, has served on our Board since November 2017. Since January 2006, Mr. Jones has served as the President of Fremantle Corporation, a management and consulting service. He was also the manager and the Chief Executive Officer of TRx Pharmaceuticals, LLC and the manager and Chief Financial Officer of its subsidiaries including Zylera Pharmaceuticals, LLC for over 10 years until we acquired them in November 2017. Mr. Jones is a former CPA and holds a BS in Finance from Arizona State University, as well as an MBA with an emphasis in Managerial Accounting from the University of Denver. Our Board believes that Mr. Jones’s experience in pediatric pharmaceuticals and accounting makes him a valuable member of our Board.
Robert C. Moscato, Jr. Mr. Moscato, age 42, has served as our President, Chief Operating Officer and on our Board since November 2017. Mr. Moscato has amassed his knowledge during more than 20 years in the biopharmaceutical industry, including c-suite leadership and commercial roles. Most recently, Mr. Moscato served as CEO of Zylera Pharmaceuticals for over 10 years until acquired by Cerecor in November 2017. Prior to that, Mr. Moscato was chief operating officer of Deston Therapeutics. Mr. Moscato initially built his career on marketing roles of increasing responsibility with Glaxo SmithKline, where he contributed to the record sales of Wellbutrin XL. Mr. Moscato earned a B.S. in Healthcare Management from St. Francis College and an M.B.A. from Iona College. Our Board believes that Mr. Moscato brings a broad breadth of experience to the Company, with specialized knowledge of business development, product launches, sales force development and channel marketing, and his experience in pediatric pharmaceuticals makes him a valuable member of our Board.

Magnus Persson, M.D., Ph.D. Dr. Persson, age 57, has served on our Board since August 2012. Dr. Persson is Chief Executive Officer of Karolinska Institutet Holding AB in Stockholm, Sweden, a position he has held since September 2013. He also has served as an Associate Professor in Physiology at the Karolinska Institutet since September 1994 and as a practicing pediatrician at CityAkuten in Stockholm, Sweden since December 2012. Previously, Dr. Persson served as a Partner at HealthCap, a Swedish-based venture capital firm, from January 2008 to December 2009, and as a Managing Partner at The Column Group, a San Francisco-based venture capital firm, from January 2010 to November 2011. Dr. Persson co-founded Aerocrine AB, a medical technology company in 1994. Dr. Persson has also served on the boards of Karolinska Instituet Innovations AB, a technology transfer company, since December 2011, Galecto AB, a biotechnology company, since January 2013, AscendxSpine Inc., a medical device company, since December 2012, SLS Ventures AB, a life science venture capital firm, since March 2012, Karolinska Instituet Information AB, a healthcare IT-software company, since October 2015, Immunicum AB, a biotechnology company, since December 2015, and Albumedix AS, a biotechnology company, since January 2016. Dr. Persson received his M.D. and Ph.D. in physiology from the Karolinska Institutet. Our Board believes that Dr. Persson’s extensive experience in medicine, life sciences and biotechnology financing and his experience founding and leading public biotechnology and medical technology companies make him a valuable member of our Board who will assist in the development of our growth strategy and business plans.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD

We are a “controlled company” as set forth in The NASDAQ Stock Market (“NASDAQ”) Listing Rule 5615 because more than 50% of the voting power of our common stock is held by Armistice. Under NASDAQ rules, a “controlled company” is exempt from the NASDAQ corporate governance requirements that a majority of the Board consist of independent directors and that directors’ nominations and executive compensation must be approved by a majority of independent directors or a nominating and corporate governance committee or compensation committee comprised solely of independent directors. We will rely on these exemptions from the corporate governance requirements until we are no longer a “controlled company” or our Board determines to no longer rely on these exemptions. In particular, our nominating and corporate governance committee (which approves directors’ nominations) does not consist entirely of independent directors, and our Board does not have a majority of independent directors. The Board regularly consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing standards and the independence criteria set forth in our Corporate Governance Guidelines: Messrs. Blech, Greenleaf and Gutry and Dr. Persson. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated. The Board considered all relationships and transactions that occurred during any 12-month period within the last three fiscal years, including the participation by our directors and entities affiliated with our directors in various financing transactions with the Company, and determined that there were no relationships that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

As provided in the Company’s Related Person Transactions Policy, the Board considered that the aggregate dollar amount of the transactions during any 12-month period within the last three fiscal years did not exceed the greater of $1 million or 2% of the other Company’s consolidated gross revenues and, therefore, was not regarded as compromising the director’s independence.

BOARD LEADERSHIP STRUCTURE

The Company’s Board is currently chaired by Dr. Hacksell. The Board has also appointed Mr. Blech as the lead independent director of the Board.

The Board appointed Mr. Blech as the lead independent director when Dr. Hacksell was our CEO, to help reinforce the independence of the Board as a whole. The lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over and establish the agendas for meetings of the independent directors, preside over any portions of Board meetings at which the evaluation of the Board is presented or discussed, coordinate the activities of the other independent directors and perform such other duties that the Board may establish or delegate. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities.

Our independent directors meet alone in executive session at no less than two times per year. The Chairman of the Board may call additional executive sessions of the independent directors at any time, and the Chairman of our Board shall call an executive session at the request of a majority of the independent directors. The purpose of these executive sessions is to promote open and candid discussion among non-employee directors.

Currently, the Chairman of the Board is not our principal executive officer. While our Board believes the separation of these positions serves our Company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman of the Board and principal executive officer. We believe our leadership structure is appropriate given the size of our Company in terms of number of employees and the historical experience and understanding of our Company and industry of Mr. Hacksell.

ROLE OF THE BOARD IN RISK OVERSIGHT

Our Board believes that risk management is an important part of establishing, updating and executing the Company’s business strategy. Our Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company. Our Board focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

The Audit Committee of the Board, as part of its responsibilities, oversees the management of financial risks, including accounting matters, corporate tax positions, insurance coverage and cash investment strategy and results. The Audit Committee is also responsible for overseeing the management of risks relating to the performance of the Company’s internal audit function, if required, and its independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The Nominating and Corporate Governance

Committee of the Board oversees the management of risks associated with our overall compliance and corporate governance practices, and the independence and composition of our board of directors. These committees provide regular reports, on at least a quarterly basis, to the full Board.

MEETINGS OF THE BOARD

The Board met 16 times during 2017. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of 2017 for which he was a director or committee member, respectively.

INFORMATION REGARDING COMMITTEES OF THE BOARD

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides the current membership for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Uli Hacksell, Ph.D.
Isaac Blech		X*	X*
Steven J. Boyd			X
Peter Greenleaf	X	X
Phil Gutry	X*
Randal O. Jones
Robert C. Moscato, Jr.
Magnus Persson, M.D., Ph.D.	X	X

* Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement.

The Audit Committee is composed of three directors: Messrs. Gutry (Chair) and Greenleaf and Dr. Persson. The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent as defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards. The Board has also determined that each of Mr. Gutry and Greenleaf qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made qualitative assessments of Messrs. Gutry’s and Greenleaf’s level of knowledge and experience based on a number of factors, including formal education and experience.

The Audit Committee met four times during 2017. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.cerecor.com.

Report of the Audit Committee of the Board

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Mr. Phil Gutry
Mr. Peter Greenleaf
Dr. Magnus Persson

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company, approves the compensation of the principal executive officer and approves or recommends to our Board for approval the compensation of other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.

The Compensation Committee is composed of three directors: Messrs. Blech (Chair) and Greenleaf and Dr. Persson. All members of the Company’s Compensation Committee are independent as defined in Rule 5605(d)(2) of the NASDAQ listing standards and each is a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act. The Board has determined that the composition of the Compensation Committee satisfies the applicable independence requirements under, and the functioning of our Compensation Committee complies with, the applicable requirements of the NASDAQ listing rules and SEC rules and regulations.

The Compensation Committee met five times during 2017. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.cerecor.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for making recommendations to our Board regarding candidates for directorships and the structure and composition of our Board and the Board committees. In addition, the Nominating and Corporate Governance Committee is responsible for maintaining and recommending to our Board corporate governance guidelines applicable to the Company and advising our Board on corporate governance matters.

The Nominating and Corporate Governance Committee is composed of two directors: Messrs. Blech (Chair) and Boyd. The Board has determined that Mr. Blech is independent as defined in Rule 5605(a)(2) of the NASDAQ listing standards. As disclosed above, we are a “controlled company” as set forth in The NASDAQ Stock Market (“NASDAQ”) Listing Rule 5615 and therefore are exempt from the NASDAQ corporate governance requirements that the nominating and corporate governance committee be comprised solely of independent directors. We will rely on this exemption until we are no longer a “controlled company” or our Board determines to no longer rely on these exemptions. The Nominating and Corporate Governance Committee met three times during 2017. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.cercor.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. While the Nominating and Corporate Governance Committee does not have a specific policy concerning diversity, it does consider potential benefits that may be achieved through diversity in viewpoint, professional experience, education and skills. The Board and the Nominating and Corporate Governance Committee assess the effectiveness of the Board’s diversity efforts as part of the annual Board evaluation process.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent under the Company’s Corporate Governance Guidelines, and for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, an executive search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee also will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee between January 15, 2019 and February 14, 2019 at the following address: Corporate Secretary, Cerecor Inc., 400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202.

Our bylaws also permit stockholders to nominate director candidates for consideration at an annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by writing to Corporate Secretary, Cerecor Inc., 400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202, giving the information required in our bylaws, including, among other things the full name, address and age of the proposed nominee, the proposed nominee’s principal occupation or employment, the class and number of shares of capital stock of the Company owned of record and beneficially by such proposed nominee, the date or dates on which such shares were acquired and the investment intent of such acquisition and such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved). You may contact our Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Stockholder nominations must be received between January 15, 2019 and February 14, 2019 to be considered for candidacy at the 2019 Annual Meeting of Stockholders.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders who wish to communicate with members of our Board, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices at 400 E. Pratt Street, Suite 606 Baltimore, Maryland 21202. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence.

CODE OF ETHICS

The Company has adopted the Cerecor Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.cerecor.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

In June 2015, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, the role of the Board, director orientation and education, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.cerecor.com.

GENERAL INFORMATION REGARDING PROPOSALS 1, 4, 5, and 6

We are asking our stockholders to approve a series of amendments to our Certificate and our Bylaws. Among other clarifying, conforming and corrective changes, Proposals 1, 4, 5, and 6 would implement several substantive governance changes that our Board considers to be favorable to the Company and our stockholders. A summary of the substantive changes and supporting statement for each of Proposals 1, 4, 5, and 6 are provided below. The summary, in each case, is qualified in its entirety by reference to the full text of the proposed amendment, which is provided by specific reference to the appropriate section of the Certificate or Bylaws, which are attached to this proxy statement as Appendix A and Appendix B, respectively. To illustrate the proposed amendments in Appendix A and Appendix B, the language that is struck is proposed to be deleted from our current Certificate or Bylaws, respectively, and language that is underlined is proposed to be added to our current Certificate or Bylaws, respectively. You are urged to read Appendix A and Appendix B in their entirety. The amendments proposed in Proposals 1, 4, 5, and 6, and contained in Appendix A and Appendix B, have been proposed and approved by our Board, which has directed that such amendments be submitted to the stockholders for approval. Additional corrective, conforming, ministerial and clarifying changes consistent with the amendments proposed in Proposals 1, 4, 5, and 6 may also be made to the Certificate and Bylaws.

PROPOSAL 1

APPROVAL OF AMENDMENTS TO OUR CERTIFICATE AND BYLAWS
TO DECLASSIFY THE BOARD OF DIRECTORS
After careful consideration, on January 22, 2018, our Board unanimously approved, and recommends that our stockholders approve, the adoption of amendments to our Certificate and Bylaws to declassify the Board at the 2018 Annual Meeting. Declassifying the Board will allow our stockholders to vote on the election of our entire Board each year, rather than on a staggered basis as with our current classified board structure.

If approved by our stockholders, our Certificate and Bylaws will be amended to provide for the annual election of all directors and all eight of our current directors will be considered for re-election at the 2018 Annual Meeting (see Proposal 2). If our stockholders do not approve this Proposal 1, our Board will remain classified, the contingent resignations will not become effective, and our stockholders will instead be asked to elect two Class III directors proposed for election (see Proposal 3).

Current Classified Board Structure

Under Article V, Section B of the Certificate and Article IV, Section 17 of the Bylaws, the Board is currently separated into three classes nearly equal in size. Absent the earlier resignation or removal of a director, each year the stockholders are asked to elect the directors comprising one of the classes for a three-year term. The term of the current Class III directors is set to expire at the 2018 Annual Meeting, the term of the Class I directors is set to expire in 2019 and the term of the Class II directors is set to expire in 2020. Under the current classified Board structure, stockholders may only elect approximately one-third of the members of the Board each year.

Reasons for Declassifying the Board

The Board considered a number of factors that favor continuing with a classified Board structure, as well as a number of factors that favor adopting a declassified Board structure. Ultimately, after weighing the various factors, the Board determined that it would be in the best interests of the Company and our stockholders to amend our Certificate and Bylaws to declassify the Board. The text of the proposed amendment to the Certificate is set forth in Article V, Section B of Appendix A and the text of the proposed amendment to the Bylaws is set forth in Article IV, Section 17 Appendix B.

A classified Board structure can be said to have a number of advantages. It allows a majority of the Board to remain in place from year to year, which promotes continuity, stability and encourages the Board to plan for long-term goals. Furthermore, at any one time, it will always be the case approximately two-thirds of the elected Board has experience with the business and operations of the company it manages. Additionally, unless a corporation’s certificate of incorporation provides otherwise, directors on a classified board can only be removed with cause, which can provide effective protection against unwanted acquisition offers or attempts to gain control. In contract, under the provisions of Section 141(k) of the Delaware General Corporate Law (the “DGCL”), directors serving on a non-classified board may be removed with or without cause by vote of holders of a majority of the outstanding shares entitled to vote in director elections.

On the other hand, some people consider the for cause removal requirement to be a means for inappropriate direction entrenchment. Furthermore, the Board also recognizes that a classified board structure can be viewed as diminishing a board of director’s accountability to stockholders, because it hinders stockholders’ ability to express a view on each director's performance by means of an annual vote. Annual voting allows stockholders to express their views on the individual performance of each director and on the entire Board more frequently than with a classified board structure, which provides stockholders a more active role in shaping and implementing corporate governance policies. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. Public companies with classified board of directors also face increased scrutiny from proxy advisory firms.

After weighing the factors above, among other things, the Board determined that retaining a classified Board structure is no longer in the best interests of the Company and its stockholders. For this reason, the Board approved and declared advisable the amendments required to (i) declassify the Board, as set forth in Article V, Section B of Appendix A and Article IV, Section 17 of Appendix B, and (ii) conform with Section 141(k) of the DGCL by enabling stockholders to remove directors with or without cause by a majority vote, as set forth in Article V, Section C of Appendix A.
Vote Required

Approval of the amendments to our Certificate and Bylaws to eliminate the classified board structure and conform with Section 141(k) of the DGCL requires the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. An abstention or a broker non-vote will have the same effect as a vote against the approval of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE FOR PROPOSAL 1 TO DECLASSIFY OUR BOARD

PROPOSAL 2

ELECTION OF EIGHT DIRECTORS
If our stockholders approve the Board Declassification Proposal at the 2018 Annual Meeting, our stockholders will consider eight nominees for election to our Board, each to serve for a one-year term until the 2019 Annual Meeting of stockholders. If our stockholders do not approve the Board Declassification Proposal, this Proposal 2 will not be submitted to a vote of our stockholders at the 2018 Annual Meeting, and instead Proposal 3 (Election of Class III Directors) will be submitted in its place.

Nominees

Uli Hacksell (Chair), Isaac Blech, Steven J. Boyd, Peter Greenleaf, Philip Gutry, Randal O. Jones, Robert Moscato, Jr. and Magnus Persson have been nominated by our Board for re-election at the 2018 Annual Meeting. Each nominee is currently a director of the Company. If elected at the Annual Meeting under this proposal, each of these nominees would serve until the 2019 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Biographical information regarding each of these nominees is included under the heading “Information About Directors and Director Nominees,” above.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named above. In the event that a nominee is unable to or declines to serve as a director at the time of the 2018 Annual Meeting, the proxies will be voted for a nominee designated by the current Board to fill the vacancy. It is not expected that any of the eight nominees will be unable or unwilling to serve as a director.

Vote Required

The eight nominees receiving the highest number of affirmative votes of our capital stock present or represented and entitled to be voted will be elected to our Board. You may vote “FOR” the nominees or “WITHHOLD” your vote for any one or more of the nominees. An abstention or a broker non-vote will not have an effect on the outcome of the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE FOR EACH NAMED NOMINEE IN PROPOSAL 2.

PROPOSAL 3

ELECTION OF TWO CLASS III DIRECTORS
(PROPOSAL 3 WILL NOT BE CONSIDERED IF OUR STOCKHOLDERS APPROVE PROPOSAL 1)
If our stockholders do not approve the Board Declassification Proposal at the 2018 Annual Meeting, our stockholders will consider two Class III director nominees for election to our Board, each to serve for a three-year term until the 2021 Annual Meeting of stockholders. If our stockholders approve the Board Declassification Proposal, this Proposal 3 will not be submitted to a vote of our stockholders at the 2018 Annual Meeting, and instead Proposal 2 will be submitted in its place.

Nominees

Uli Hacksell and Randal O. Jones are currently the only Class III directors, which is the class of directors with a term expiring at the 2018 Annual Meeting. Dr. Hacksell and Mr. Jones have been nominated by our Board for re-election at the 2018 Annual Meeting for a three-year term expiring in 2021. Each nominee is currently a director of the Company. If elected at the Annual Meeting under this Proposal 3, each of these nominees would serve until the 2021 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Biographical information regarding each of these nominees is included under the heading “Information About Directors and Director Nominees,” above.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two nominees named above. In the event that a nominee is unable to or declines to serve as a director at the time of the 2018 Annual Meeting, the proxies will be voted for a nominee designated by the current Board to fill the vacancy. It is not expected that either of the nominees will be unable or unwilling to serve as a director.

Vote Required

The two nominees receiving the highest number of affirmative votes of our common stock present or represented and entitled to be voted will be elected to our Board. You may vote “FOR” the nominees or “WITHHOLD” your vote from one or both of the nominees. An abstention or a broker non-vote will not have an effect on the outcome of the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE FOR EACH NAMED NOMINEE IN PROPOSAL 3.

PROPOSAL 4
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE
TO ELIMINATE THE SUPER-MAJORITY VOTE REQUIREMENT
FOR AMENDMENTS TO OUR CERTIFICATE

After careful consideration, on January 22, 2018, our Board unanimously approved, and recommends that our stockholders approve, the adoption of an amendment to our Certificate to lower the voting threshold required to amend our Certificate from a sixty-six and two-thirds percent (66 2/3%) super-majority of our capital stock to a simple majority.

Our Certificate currently requires the approval of sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, to adopt, amend or repeal Articles V, VI, VII and VII of our Certificate. Our Board is firmly committed to the highest standard of corporate governance for the Company and its stockholders, and as part of its continuing review of the elements of our corporate governance standard and practices, the Board concluded that this voting threshold was unnecessarily high, and could allow holders of a minority of our outstanding stock to block action on a majority favor. Consistent with this commitment, our Board recommends reducing the voting threshold required to amend to Articles V, VI, VII and VII of our Certificate to a simple majority of outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, which is the statutory default under Section 242 of the DGCL. This proposal would not affect the vote required in any situation where we determine that we should obtain approval of a “majority of the minority,” whether because one or more stockholders have a conflict of interest or otherwise.

The text of the proposed amendments to the Certificate is set forth in Article VIII, Section B of Appendix A.

Vote Required

Approval of the amendment to our Certificate to lower the voting threshold required to amend the Certificate requires the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. An abstention or a broker non-vote will have the same effect as a vote against the approval of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4 TO AMEND OUR CERTIFICATE AND LOWER THE VOTING THRESHOLD REQUIRED TO AMEND OUR CERTIFICATE FROM A SUPER-MAJORITY OF OUR CAPITAL STOCK TO A SIMPLE MAJORITY.

PROPOSAL 5
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE AND BYLAWS
TO ELIMINATE THE SUPER-MAJORITY VOTE REQUIREMENT
FOR AMENDMENTS TO OUR BYLAWS
After careful consideration, on January 22, 2018, our Board unanimously approved, and recommends that our stockholders approve, the adoption of an amendment to our Certificate and an amendment to our Bylaws to lower the threshold for the amendment of our Bylaws from a sixty-six and two-thirds percent (66 2/3%) super-majority of our capital stock to a simple majority.

Our Certificate and Bylaws currently require the approval of sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, to adopt, amend or repeal the Bylaws. Our Board is firmly committed to the highest standard of corporate governance for the Company and its stockholders, and as part of its continuing review of the elements of our corporate governance standard and practices, the Board concluded that this voting threshold was unnecessarily high, and could allow holders of a minority of our outstanding stock to block action on a majority favor. Consistent with this commitment, our Board recommends reducing the voting threshold required to amend to Articles V, VI, VII and VII of our Certificate to a simple majority of outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, which is the statutory default under Section 242 of the DGCL. This proposal would not affect the vote required in any situation where we determine that we should obtain approval of a “majority of the minority,” whether because one or more stockholders have a conflict of interest or otherwise.

The text of the proposed amendment to the Certificate is set forth in Article V, Section E of Appendix A and the text of the proposed amendment to the Bylaws is set forth in Article XIII, Section 45 of Appendix B.

Vote Required

Approval of the amendments to our Certificate and Bylaws to lower the voting threshold required to amend the Bylaws requires the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. An abstention or a broker non-vote will have the same effect as a vote against the approval of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5 TO AMEND OUR CERTIFICATE AND BYLAWS AND LOWER THE VOTING THRESHOLD REQUIRED TO AMEND OUR BYLAWS FROM A SUPER-MAJORITY OF OUR CAPITAL STOCK TO A SIMPLE MAJORITY.

PROPOSAL 6

APPROVAL OF AMENDMENTS TO OUR CERTIFICATE AND BYLAWS TO ALLOW STOCKHOLDER ACTION BY WRITTEN CONSENT
After careful consideration, on January 22, 2018, our Board unanimously approved, and recommends that our stockholders approve, the adoption of amendments to our Certificate and Bylaws to allow for corporate action by written consent of the stockholders without a meeting, provided that stockholder Armistice maintains ownership at or above 40% of all then outstanding shares of our capital stock.

Our current Certificate and Bylaws state that no action shall be taken by the stockholders of the Company except at an annual or special meeting of the stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.

Under the provisions of Section 228 of the DGCL, corporate action of stockholders without a meeting of stockholders may be taken by the written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise specified in the certificate of incorporation. Our current Certificate does not allow for stockholders to act by written consent. Accordingly, the adoption of Proposal 6 would conform the applicable provisions of our Certificate to the requirements of Section 228 of the DGCL.

As noted elsewhere in this proxy statement, we are currently a “controlled company” under Nasdaq rules because Armistice holds over 50% of our outstanding voting stock. As a result, like many other similarly situated companies, such as companies that recently went public and have majority ownership still held by founders or private equity firms, we believe allowing for stockholder written consent could allow us to act more quickly and save money in certain situations, both of which could benefit all our stockholders. We do, however, want the ability of stockholders to act by written consent to be eliminated again when Armistice’s ownership goes below 40%, so that at that point a stockholder or group hostile to our Company cannot take any action without our Board having advance notice and an opportunity to consider it in exercise of their fiduciary duties to all stockholders.

The text of the proposed amendment to the Certificate is set forth in Article V, Section G of Appendix A and the text of the proposed amendment to the Bylaws is set forth in Article V, Section 13 of Appendix B.

Vote Required

Approval of the amendments to our Certificate and Bylaws to allow stockholder action by written consent requires the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. An abstention or a broker non-vote will have the same effect as a vote against the approval of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 6 TO AMEND THE CERTIFICATE AND BYLAWS TO ALLOW STOCKHOLDER ACTION BY WRITTEN CONSENT, PROVIDED STOCKHOLDER ARMISTICE MAINTAINS OWNERSHIP AT OR ABOVE 40% OF ALL THEN OUTSTANDING SHARES OF CAPITAL STOCK OF THE COMPANY.

PROPOSAL 7

APPROVAL OF THE STOCK ISSUANCE PROPOSAL

Our Board is seeking stockholder approval, as required by NASDAQ Listing Rules 5635 (d), of the issuance of up to an aggregate of 2,349,968 shares of common stock pursuant to our November 17, 2017 agreements to acquire TRx Pharmaceuticals, LLC and its subsidiaries, which represents greater than 19.99% of the Company’s outstanding common stock at the time that we entered into the Purchase Agreement (as defined below).

NASDAQ Listing Rules

Because our common stock is traded on The NASDAQ Capital Market, we are subject to the Nasdaq Listing Rules, including Listing Rule 5635(d).

Pursuant to Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Transaction Background

On November 17, 2017 (the “Closing Date”), we entered into an Equity Interest Purchase Agreement with TRx Pharmaceuticals, LLC (“TRx”), and with Fremantle Corporation and LRS International LLC, the selling members of TRx (collectively, the “Sellers”) (the “Purchase Agreement”) and an Agreement and Plan of Merger with ZPC Merger Corp., Zylera Pharma Corp., Zylera Pharmaceuticals, LLC, and Fremantle Corporation and LRS International LLC (the “Merger Agreement”) pursuant to which the we purchased of all of the equity and ownership interests of TRx. Under the terms of the Purchase Agreement and the Merger Agreement, the consideration to the Sellers was $18.9 million in cash, as well as shares of the Company’s common stock having an aggregate value on the Closing Date of $4.1 million (the “Equity Consideration”). For more information on the Purchase Agreement and Merger Agreement, or to review a copy of the Purchase Agreement and Merger Agreement and the financial statements associated with transaction described above, please see the Company’s Form 8-K filed with the SEC on November 17, 2017 and amended on January 24, 2018.

Because of the Nasdaq rules described above, on the Closing Date, we only issued 5,184,916 shares of our common stock (“Closing Equity Consideration”), which together with the shares issued under the Merger Agreement equaled 19.99% of the then outstanding shares of our common stock, as a portion of the Equity Consideration. Pursuant to the Purchase Agreement, the issuance of the remaining 2,349,968 shares as a part of the Equity Consideration is subject to stockholder approval and entirely contingent upon gaining such stockholder approval.

Pursuant to the NASDAQ Listing Rules, the Sellers will not be entitled to cast votes as to this Proposal 7 with respect to the 5,184,916 shares of common stock that the Sellers were issued as Closing Equity Consideration.

Reasons for Transaction

The acquisition of TRx and its subsidiaries was a pivotal move in Cerecor’s strategic shift towards pediatric healthcare. Operationally, the Company believes the transaction adds a commercial unit that should drive profits to help us advance our pipeline of drug candidates for rare neurologic diseases.

The Board unanimously determined that it was in the best interest of the stockholders to acquire TRx.

Effect of Issuance of Common Stock

The issuance of the 2,349,968 shares of common stock that are the subject of this Proposal 7 will result in an increase in the number of shares of common stock outstanding, and our stockholders will incur dilution of their percentage ownership in the Company.

Vote Required

Stockholder approval of this Proposal 7 requires a “FOR” vote from at least a majority of shares present in person or represented by proxy and entitled to vote on this Proposal 7. As noted above, shares issued as Closing Equity Consideration and held by the Sellers are not eligible to vote. In connection with the Purchase Agreement, Armistice entered into a Voting Agreement with the Sellers, which requires Armistice to vote for this Proposal 7. As of the Record Date, Armistice beneficially owned [ ] shares, or [ ]%, of our outstanding common stock, so if Armistice votes for this proposal it will pass. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted towards a quorum, and are not counted for any purpose in determining whether this matter has been approved.

Consequences if Stockholder Approval is Not Obtained

If we do not obtain approval of this Proposal 7 at the Annual Meeting, we will not issue the remaining shares of the equity consideration under the Purchase Agreement and we are not required under the Purchase Agreement to conduct further proposals to gain such approval or take any other action or make any other payments in lieu of those shares.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 7
TO APPROVE THE STOCK ISSUANCE PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the ownership of the Company’s common stock as of March 16, 2018 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all other parties known by the Company to be beneficial owners of more than five percent of its common stock.

Applicable percentage ownership is based on [_______] shares of our common stock outstanding as of March 16, 2018, unless otherwise noted below, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting and investment power with respect to shares. Common stock subject to options currently exercisable, or exercisable within 60 days after March 16, 2018, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Cerecor Inc., 400 E. Pratt Street, Suite 606 Baltimore, Maryland 21202.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
Armistice Capital Master Fund Ltd (2) c/o Steven Boyd 510 Madison Avenue, 22nd Floor New York, NY 10022	30,335,714	[__]%
Fremantle Corporation (3) c/o Randal Jones 4903 Oak Hill Road Chapel Hill, NC 27514	2,592,458	[__]%
LRS International, LLC (4) c/o Robert Moscato, Jr. 9116 Winged Thistle Court Raleigh, NC 27617	2,592,458	[__]%

Directors and Named Executive Officers:
Uli Hacksell, Ph.D. (5)	443,941	*
Isaac Blech (6)	596,849	[__]%
Steven J. Boyd (7)	30,335,714	*
Peter Greenleaf (8)	5,571	*
Phil Gutry(8)	63,951	*
Randal O. Jones (9)	2,599,299	*
Mariam Morris (10)	119,993
Robert Moscato, Jr. (11)	2,592,743	*
Magnus Persson, M.D., Ph.D. (8)	104,788	*
Matthew Phillips	__	*

All current executive officers and directors as a group	36,862,849	[__]%

*    Less than one percent.

(1)
This table is based upon information supplied by our executive officers, directors and principal stockholders and the Schedules 13D and 13D/A filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on [__] shares outstanding on March 16, 2018, adjusted as required by rules promulgated by the SEC.

(2)
Based solely on a Schedule 13D/A filed with the SEC on November 24, 2017 by Armistice. Consists of (i) 16,050,000 shares of common stock and (ii) 14,285,714 shares of common stock issuable upon the exercise of outstanding Warrants on or before 60 days after March 15, 2018, all held directly by Armistice Capital Master Fund, Ltd. (“Armistice Master”) and may be deemed to be indirectly beneficially owned by Armistice, as the investment manager of Armistice Master. Steven J. Boyd is the chief investment officer of Armistice and may be deemed to have voting and investment power with respect to the securities held by Armistice. Mr. Boyd serves on our Board of Directors. Armistice's address is c/o Armistice Capital, LLC, 510 Madison Avenue, 22nd Floor, New York, NY 10022.

(3)
Based solely on a Schedule 13D filed with the SEC on November 27, 2017 by Fremantle Corporation (“Fremantle”). Consists of 2,592,458 shares of common stock held directly by Fremantle. Randal Jones is the founder and principal of Fremantle and has voting and investment power with respect to the securities held by Fremantle. Mr. Jones serves on our Board of Directors. Fremantle’s address is 4903 Oak Hill Road, Chapel Hill, NC 27514.

(4)
Based solely on a Schedule 13D filed with the SEC on November 28, 2017 by LRS International, LLC (“LRS”). Consists of 2,592,458 shares of common stock held directly by LRS. Robert Moscato, Jr. is the founder and principal of LRS and has voting and investment power with respect to the securities held by LRS. Mr. Moscato serves as our Chief Operating Officer and on our Board of Directors. LRS’s address is 9116 Winged Thistle Court, Raleigh, NC 27617.

(5)	Includes 423,941 shares issuable upon the exercise of options exercisable on or before 60 days after March 15, 2018.

(6)	Consists of 182,030 shares held by the Daniel Blech Trust DTD 8/3/2005 and 211,367 shares issuable upon the exercise of option exercisable on or before 60 days after March 15, 2018.

(7)
Consists of (i) 16,050,000 shares of common stock and (ii) 14,258,714 shares of common stock issuable upon the exercise of outstanding Warrants on or before 60 days after March 15, 2018, all held directly by Armistice Master and may be deemed to be indirectly beneficially owned by Armistice, as the investment manager of Armistice Master. Steven J. Boyd is the chief investment officer of Armistice and may be deemed to have voting and investment power with respect to the securities held by Armistice.

(8)	Consists of shares issuable upon the exercise of options exercisable on or before 60 days after March 15, 2018.

(9)	Consists of 2,592,458 shares of common stock held by Fremantle and 6,841 shares issuable upon the exercise of options exercisable on or before 60 days after March 15, 2018.
(10) Includes 99,993 shares issuable upon the exercise of options exercisable on or before 60 days after March 15, 2018.
(11) Consists of 2,592,458 shares of common stock held by LRS and 285 shares held by Mr. Moscato’s daughter.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2017, all officers, directors and greater than ten percent beneficial owners were in compliance with applicable Section 16(a) filing requirements, except for Mr. Blech who filed a Form 4 on January 5, 2018 to report an equity grant on December 31, 2017; Drs. Bauer and Persson and Messrs. Gutry, Jones and Moscato who filed Forms 4 on January 4, 2018 to report equity grants on December 31, 2017; Mr. Moscato who filed a Form 4 on December 7, 2017 to report an open market purchase made on December 4, 2017; Drs. Bauer and Persson and Messrs. Blech and Gutry who filed Forms 4 on October 4, 2017 to report equity grants on September 30, 2017; Drs. Bauer and Persson and Messrs. Aasen, Blech, Greenleaf and Gutry who filed Forms 4 on July 31, 2017 to report equity grants on June 30, 2017; Armistice who filed a Form 4 on July 13, 2017 to report the acquisition of underlying shares of common stock due to the conversion of warrants and Series A Convertible Preferred Stock on July 6, 2017; Armistice who filed a Form 3 on May 8, 2017 to report ownership as of April 27, 2017, but which should have been accelerated due to a Form 4 filed on May 9, 2017 to report open market purchases made as early as April 28, 2017; and Mr. Boyd who filed a Form 3 on May 9, 2017 to report ownership as of April 27, 2017.

EXECUTIVE OFFICERS
The biography for Robert C. Moscato, Jr., our President, Chief Operating Officer and Director of the Board, is located in “Information about Directors and Director Nominees” above.

Mariam E. Morris. Ms. Morris, age 50, has served as our Chief Financial Officer since August 2015 and previously served as our interim Chief Financial Officer from May 2015 to August 2015. Prior to joining Cerecor, Ms. Morris was the sole proprietor of Mariam Morris CPA, a full-service tax, accounting and business consulting firm, which she founded in January 2009 and operated until August 2015. Previously, Ms. Morris was the Chief Financial Officer of Sucampo Pharmaceuticals, Inc. from February 2004 to July 2009. From 1991 until 2001, Ms. Morris was an auditor for PricewaterhouseCoopers. Ms. Morris received her B.B.A. in Accounting from Texas Tech University and her M.S. in Taxation from Old Dominion University. Ms. Morris is a Certified Public Accountant in the State of Texas.

Matthew V. Phillips. Mr. Phillips, age 50, is the Chief Commercial Officer of Cerecor, Inc. Mr. Phillips is responsible for strategic development and tactical execution of the Company's franchise of prescription medications and dietary supplements. Previously, Mr. Phillips served in various roles of increasing responsibility with Zylera Pharma Corp, where he most recently served as President. Prior, Mr. Phillips was an integral member of the management teams at Victory Pharma, Dura Pharmaceuticals, Inc. and Eisai Co, Ltd. Mr. Phillips earned his bachelor's degree in Business from Central Michigan University.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2017 and 2016, compensation awarded to or paid to, or earned by, our former President and Chief Executive Officer, our former Chief Medical Officer, our former interim Chief Executive Officer and Chief Business Officer, our President and Chief Operating Officer, and our remaining most highly compensated executive officer during the year ended December 31, 2017 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE FOR FISCAL 2017

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Uli Hacksell, Ph.D.(2) Former President and Chief Executive Officer	2017	439,577	—	67,192	46,350	(3)	553,119
	2016	500,000	—	1,186,181	60,000	(4)	1,746,181

Ronald Marcus, M.D.(5) Former Chief Medical Officer	2017	354,145	—	—	19,142	(6)	373,287
	2016	356,200	—	200,925	24,000	(7)	581,125

John Kaiser(8) Former Chief Business Officer and interim Chief Executive Officer	2017	321,871	—	27,055	6,718	(9)	355,644
	2016	297,000	—	153,411	—		450,411

Robert C. Moscato, Jr.(10) President, Chief Operating Officer and Director	2017 20201616	25,000	—	—	—		25,000
	2016	__	__	__	__		__

Mariam E. Morris Chief Financial Officer	2017 20201616	295,200	—	16,798	6,718	(9)	318,716
	2016	295,200	—	112,231	24,696		432,127

(1)
The amounts reflect the grant date fair value for option awards granted during 2017 and 2016 in accordance with FASB Topic ASC 718. Compensation will only be realized to the extent the market price of our common stock is greater than the exercise price of such option award.

(2)	Dr. Hacksell’s employment with the Company commenced on January 1, 2016 and he retired effective at the close of business on August 14, 2017.
(3) The amount listed consists of $40,000 in taxable living and travel allowances, $350 in life insurance premiums and $6,000 in 401(k) plan matching contributions.

(4)
The amount listed consists of reimbursable travel expenses pursuant to the terms of Dr. Hacksell’s offer letter. See “Narrative to Summary Compensation Table - Offer Letters - Uli Hacksell, Ph.D.” below.

(5) Dr. Marcus’s employment with the Company ceased on November 21, 2017.
(6) The amount listed consists of $16,000 in taxable living and travel allowances, $718 in life insurance premiums and $2,424 in 401(k) plan matching contributions.

(7)
The amounts listed consist of temporary living expenses totaling and other moving expenses that the Company reimbursed Dr. Marcus pursuant to the terms of his offer letter. See “Narrative to Summary Compensation Table — Offer Letters — Ronald Marcus, M.D.” below.

(8) Mr. Kaiser’s was appointed interim Chief Executive Officer effective at the close of business on August 14, 2017 and his employment with the Company ceased on November 21, 2017.
(9) The amount listed consists of $718 in life insurance premiums and $6,000 in 401(k) plan matching contributions.
(10) Mr. Moscato’s employment with the Company commenced on November 17, 2017.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our Named Executive Officers. In setting annual base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company.

Our Board historically has determined our executives’ compensation based on the recommendations of our Compensation Committee, which typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer. Our Board, without members of management present, discusses the Compensation Committee’s recommendations and ultimately approves the compensation of our executive officers.

Annual Base Salary

We have entered into offer letters with each of our Named Executive Officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to our Company. Annual base salaries are intended to provide a fixed component of compensation to our Named Executive Officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. The following table presents the annual base salaries for each of our Named Executive Officers for 2017, as determined by the Compensation Committee.

Name	2017 Base Salary ($)
Uli Hacksell, Ph.D.	$500,000
Ronald Marcus, M.D.	$356,200
John Kaiser	$369,000
Robert C. Moscato, Jr.	$300,000
Mariam E. Morris	$295,200
Annual Bonus

Our discretionary bonus plan motivates and rewards our Named Executive Officers for achievements relative to our goals and expectations for each fiscal year. Our Named Executive Officers are eligible to receive discretionary annual bonuses calculated as a target percentage of their annual base salaries, based on our Compensation Committee and Board’s assessment of their individual performance and our Company’s results of operations and financial condition.

In 2017, as recommended by the Compensation Committee and approved by the Board, none of our Named Executive Officers received a bonus relative to achievement of goals for fiscal year 2017.

Equity-Based Awards

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our Named Executive Officers. Our Compensation Committee is generally responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives.

Our Board adopted, and our stockholders approved, our 2016 Equity Incentive Plan, or 2016 Plan, which replaced our 2015 Omnibus Incentive Compensation Plan, or 2015 Plan. The 2016 Plan became effective on May 18, 2016. Prior to this time, our Board granted long-term incentive awards pursuant to our 2015 Plan and 2011 Stock Incentive Plan, which preceded the 2015 Plan. The purpose of our 2016 Plan is to attract and retain employees, non-employee directors and consultants and advisors. Our 2016 Plan authorizes us to make grants to eligible recipients of non-qualified stock options, incentive stock options, restricted stock awards, restricted stock units and stock-based awards. While we have made restricted stock awards to our executive officers in the past, our equity grants during 2017 and 2016 to our Named Executive Officers were only in the form of stock options.

Other Compensation

Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or deferred compensation plan sponsored by us during 2017 or 2016. We do, however, pay the premiums for life insurance for all of our employees, including our Named Executive Officers. Our Named Executive Officers also participate in our broad-based 401(k) savings plan offered to all full-time employees of the Company. There is no mandatory matching or other employer contribution provided by the Company during the year. Annually, the benefits committee determines if a discretionary match or other discretionary employer contribution is to be made. If made, any discretionary match or other employer contribution will vest immediately. Vesting is accelerated upon death, disability and termination of the plan. Employees can designate the investment of their 401(k) accounts from among a broad range of mutual funds. We do not allow investment in our common stock through the 401(k) plan.

We generally do not provide perquisites or personal benefits to our Named Executive Officers.

Offer Letters

Uli Hacksell, Ph.D.

Dr. Hacksell entered into an offer letter with the Company effective January 1, 2016. The offer letter provided for an annual base salary of $500,000. Dr. Hacksell is eligible to receive discretionary annual bonuses up to 45% of base salary as determined by our Board or the Compensation Committee, in its sole discretion, provided that Dr. Hacksell is employed by us on the applicable bonus payment date. Such annual discretionary bonuses are to be paid in the form of cash or equity awards, consistent with bonuses paid to chief executive officers of similarly situated companies in the biotechnology industry, subject to corporate and individual performance. Pursuant to the offer letter, Dr. Hacksell received a stock option to purchase 360,459 shares of common stock, which was subject to vesting as to one-third of the shares on January 1, 2017 and two-thirds of the shares in equal monthly installments on each monthly anniversary date of the first vesting date over the following 24 months.

The offer letter provides that at all times during Dr. Hacksell’s employment and thereafter, Dr. Hacksell must maintain the confidentiality of all confidential information obtained by him as a result of his employment with the Company, assign all inventions and not disparage the Company or any of its officers, directors, employees, shareholders or products. In addition, during the term of Dr. Hacksell’s employment with the Company, Dr. Hacksell cannot (i) compete against the Company, (ii) interfere with the relationships between the Company and any of its subsidiaries, affiliates or any of their respective vendors or licensors or (iii) recruit in any way the employees of the Company.

On January 26, 2017, Dr. Hacksell entered into an amendment the employment agreement effective January 1, 2016. The amendment reduced Dr. Hacksell’s salary from $500,000 per year (the “Hacksell Original Base Salary”) to $48,000 per year (the “Hacksell Reduced Base Salary”). Effective as the earlier of (i) January 1, 2018 or (ii) the closing of an equity or convertible debt financing on or before December 31, 2017 with total gross proceeds to the Company (excluding conversion of indebtedness or the exercise or conversion price of warrants or the like issued by the Company in such financing), of not less than $5,000,000 (the “Qualified Financing”), Dr. Hacksell’s salary would revert back to the Hacksell Original Base Salary. The amendment also effected a retention bonus equal to the difference between the Hacksell Reduced Base Salary and the Hacksell Original Base Salary during the period from the Effective Date through the closing of the Qualified Financing. The closing of the private placement pursuant to the Purchase Agreement represented a Qualified Financing and, accordingly, in May 2017, the Compensation Committee approved the reinstatement of the Hacksell Original Base Salary and the award of the retention bonus.

Effective at the close of business on August 14, 2017, Dr. Hacksell ceased serving as the Company’s President and Chief Executive Officer.

Ronald Marcus, M.D.

Dr. Marcus entered into an offer letter with the Company effective May 18, 2015. The offer letter initially provided for an annual base salary of $310,000. The Board subsequently approved increases to Dr. Marcus’ annual base salary, such that his annual base salary was $340,000 effective June 16, 2015, and $356,200 at December 31, 2015. In connection with Dr. Marcus’ commencement of employment, he is entitled to reimbursement of his Baltimore living expenses, not to exceed $2,000 per month, and moving and related expenses to establish his residence in Baltimore, not to exceed $3,000. Dr. Marcus is eligible to receive a discretionary annual bonus as determined by our Board or the Compensation Committee, in its sole discretion, provided that Dr. Marcus is employed by the Company on the applicable bonus payment date. Such annual discretionary bonus may be paid in the form of cash or equity awards, consistent with bonuses paid the executives of similar grade of similarly situated companies on the biotechnology industry, subject to corporate and individual performance. Pursuant to the offer letter, Dr. Marcus received a stock option to purchase 55,714 shares of common stock, which was subject to vesting as to one-fourth of the shares on each of May 18, 2016, 2017, 2018 and 2019 subject to Dr. Marcus’ continued employment on the applicable vesting dates and the terms of the 2011 Stock Incentive Plan.

The offer letter provides that at all times during Dr. Marcus’ employment and thereafter, Dr. Marcus will maintain the confidentiality of all confidential information obtained by him as a result of his employment with the Company, assign all inventions and not disparage the Company or any of its officers, directors, employees, shareholders or products. In addition, during the term of Dr. Marcus’ employment with the Company, and for the 12‑month period after Dr. Marcus’ termination of employment, Dr. Marcus cannot (i) compete against the Company, (ii) interfere with the relationships between the Company and any of its subsidiaries, affiliates or any of their respective vendors or licensors or (iii) recruit in any way the employees of the Company.

Effective November 21, 2017, Dr. Marcus resigned from his position with the Company.

John Kaiser

Mr. Kaiser entered into an offer letter with the Company effective October 15, 2012. The offer letter initially provided for an annual base salary of $285,000. The Board subsequently approved increases to Mr. Kaiser’s annual base salary, such that his annual base salary was $297,000 at December 31, 2015. In connection with Mr. Kaiser’s commencement of employment, he was entitled to reimbursement of temporary living expenses for up to six months, which expired in April 2013, and a one-time relocation bonus of $100,000. Mr. Kaiser was eligible to receive a discretionary annual bonus as determined by our Board or the Compensation Committee, in its sole discretion, provided that Mr. Kaiser was employed by the Company on the applicable bonus payment date. Such annual discretionary bonus was payable in the form of cash or equity awards, consistent with bonuses paid the executives of similar grade of similarly situated companies on the biotechnology industry, subject to corporate and individual performance. Pursuant to the offer letter, Mr. Kaiser received a stock option to purchase 14,285 shares of common stock, which was subject to vesting as to one third of the shares on each of October 15, 2013, 2014 and 2015, subject to Mr. Kaiser’s continued employment on the applicable vesting dates and the terms of the 2011 Stock Incentive Plan.

The offer letter provided that at all times during Mr. Kaiser’s employment and thereafter, Mr. Kaiser would maintain the confidentiality of all confidential information obtained by him as a result of his employment with the Company, assign all inventions and not disparage the Company or any of its officers, directors, employees, shareholders or products. In addition, during the term of Mr. Kaiser’s employment with the Company, and for the 12-month period after Mr. Kaiser’s termination of employment, Mr. Kaiser could not (i) compete against the Company, (ii) interfere with the relationships between the Company and any of its subsidiaries, affiliates or any of their respective vendors or licensors or (iii) recruit in any way the employees of the Company.

On January 26, 2017, Mr. Kaiser entered into an amendment to the employment agreement effective September 12, 2012. The amendment reduced Mr. Kaiser’s salary from $297,000 per year (the “Kaiser Original Base Salary”) to $150,000 per year (the “Kaiser Reduced Base Salary”). Effective as the earlier of (i) January 1, 2018 or (ii) the closing of a Qualified Financing, Mr. Kaiser’s salary would revert back to the Kaiser Original Base Salary. The amendment also effected a retention bonus equal to the difference between the Kaiser Reduced Base Salary and the Kaiser Original Base Salary during the period from the Effective Date through the closing of the Qualified Financing. The closing of the private placement pursuant to the Purchase Agreement represented a Qualified Financing and, accordingly, in May 2017, the Compensation Committee approved the reinstatement of the Kaiser Original Base Salary and the award of the retention bonus.

Effective at the close of business on August 14, 2017, Mr. Kaiser was appointed the Company’s interim Chief Executive Officer, and effective November 21, 2017, Mr. Kaiser resigned from his position with the Company.

Robert C. Moscato, Jr.

Mr. Moscato entered into an offer letter with the Company effective November 21, 2017. The offer letter initially provided for an annual base salary of $300,000. Mr. Moscato is eligible to receive a discretionary annual bonus as determined by our Board or the Compensation Committee, in its sole discretion, provided that Mr. Moscato is employed by the Company on the applicable bonus payment date. Such annual discretionary bonus may be paid in the form of cash or equity awards, consistent with bonuses paid the executives of similar grade of similarly situated companies on the biotechnology industry, subject to corporate and individual performance.

The offer letter provides that at all times during Mr. Moscato’s employment and thereafter, Mr. Moscato will maintain the confidentiality of all confidential information obtained by him as a result of his employment with the Company, assign all inventions and not disparage the Company or any of its officers, directors, employees, shareholders or products. In addition, during the term of Mr. Moscato’s employment with the Company, and for the 12-month period after Mr. Moscato’s termination of employment, Mr. Moscato cannot (i) compete against the Company, (ii) interfere with the relationships between the Company and any of its subsidiaries, affiliates or any of their respective vendors or licensors or (iii) recruit in any way the employees of the Company.

Mariam E. Morris

Ms. Morris entered into an offer letter with the Company effective August 24, 2015. The offer letter initially provided for an annual base salary of $277,900. The Board subsequently approved increases to Ms. Morris’ annual base salary, such that her annual base salary was $310,000 effective January 20, 1018, and $295,200 at January 26, 2016. In connection with Ms. Morris’ commencement of employment, she was entitled to reimbursement of her Baltimore living expenses, not to exceed $3,000 per month for up to six months, and moving and related expenses to establish her residence in Baltimore, not to exceed $20,000. Ms. Morris is eligible to receive a discretionary annual bonus as determined by our Board or the Compensation Committee, in its sole discretion, provided that Ms. Morris is employed by the Company on the applicable bonus payment date. Such annual discretionary bonus may be paid in the form of cash or equity awards, consistent with bonuses paid the executives of similar grade of similarly situated companies on the biotechnology industry, subject to corporate and individual performance. Pursuant to the offer letter, and according to the guidelines to be set by the Compensation Committee, Ms. Morris received a stock option to purchase 102,900 shares of common stock, which was subject to vesting as to one-fourth of the shares on each of August 24, 2016, 2017, 2018 and 2019 subject to Ms. Morris’ continued employment on the applicable vesting dates and the terms of the 2011 Stock Incentive Plan.

The offer letter provides that at all times during Ms. Morris’ employment and thereafter, Ms. Morris will maintain the confidentiality of all confidential information obtained by him as a result of her employment with the Company, assign all inventions and not disparage the Company or any of its officers, directors, employees, shareholders or products. In addition, during the term of Ms. Morris’ employment with the Company, and for the 12-month period after Ms. Morris’ termination of employment, Ms. Morris cannot (i) compete against the Company, (ii) interfere with the relationships between the Company and any of its subsidiaries, affiliates or any of their respective vendors or licensors or (iii) recruit in any way the employees of the Company.

Payments Upon Termination or Change in Control

Uli Hacksell, Ph.D.

Dr. Hacksell’s offer letter provides for severance payments upon certain termination events. If Dr. Hacksells’s employment is terminated for any reason, the offer letter provides for payment of any accrued amounts of Dr. Hacksell’s annual base salary and all accrued and unused vacation earned through the date of termination, as well as any benefits accrued and due under any applicable benefit plans and programs of the Company.

If Dr. Hacksell’s employment is terminated on account of his death or disability, and provided that Dr. Hacksell complies with the restrictive covenants set forth in the offer letter, and executed and does not revoke a release of claims in favor of the Company in the case of termination on account of disability, he also is entitled to a pro rata average bonus, which for purposes of the offer letter means the average of the annual full-year cash bonuses he receives from the Company for the three completed calendar years prior to termination, pro-rated for the portion of the year in which any such termination occurs, paid over 12 equal monthly installments.

If Dr. Hacksell’s employment is terminated by the Company without cause or by Dr. Hacksell for good reason (each as defined in Dr. Hacksell’s employment agreement), provided he complies with the restrictive covenants set forth in the offer letter, and executes and does not revoke a release of claims in favor of the Company, Dr. Hacksell also is entitled to an amount equal to the sum of (i) 12 months of his then-current base salary and (ii) a pro rata average bonus, payable in 12 equal monthly installments. In addition, Dr. Hacksell is entitled to Company-paid COBRA premiums for 12 months or until he is eligible for substantially equal coverage, and full vesting of any restricted stock award, stock option or stock award granted during Dr. Hacksell’s employment term.

On August 14, 2017, Dr. Hacksell ceased serving as the Company’s President and Chief Executive Officer. His resignation did not trigger any termination or change-in-control payments outlined above.

Ronald Marcus, M.D.

Pursuant to the terms of Dr. Marcus’ offer letter, if Dr. Marcus’ employment is terminated for any reason, then the Company will pay Dr. Marcus his base salary, bonus and expenses accrued, but unpaid as of the date of his termination, and any benefits accrued and due under any applicable benefit plans and programs of the Company.

If Dr. Marcus’ employment is terminated by the Company without cause or by Dr. Marcus for good reason (each as defined in Dr. Marcus’ employment agreement), provided he complies with the restrictive covenants set forth in the offer letter and executes and does not revoke a release of claims in favor of the Company, Dr. Marcus also is entitled to an amount equal to 12 months of his then-current base salary and the full vesting of the option granted to him pursuant to his offer letter. In addition, Dr. Marcus is entitled to Company-paid COBRA premiums for 12 months or until he is eligible for substantially equal coverage, and full vesting of the stock option award.

On November 21, 2017, Dr. Marcus from his position at the Company. His resignation did not trigger any termination or change-in-control payments outlined above.

John Kaiser

Pursuant to the terms of Mr. Kaiser’s offer letter, if Mr. Kaiser’s employment is terminated for any reason, then the Company will pay Mr. Kaiser his base salary, bonus and expenses accrued, but unpaid as of the date of his termination, and any benefits accrued and due under any applicable benefit plans and programs of the Company.

If Mr. Kaiser’s employment is terminated by the Company without cause or by Mr. Kaiser for good reason (each as defined in Mr. Kaiser’s employment agreement), provided he complies with the restrictive covenants set forth in the offer letter and executes and does not revoke a release of claims in favor of the Company, Mr. Kaiser also is entitled to an amount equal to 12 months of his then-current base salary, payable in 12 equal monthly installments, and the full vesting of the option granted to him pursuant to his offer letter. In addition, Mr. Kaiser is entitled to Company-paid COBRA premiums for 12 months or until he is eligible for substantially equal coverage, and full vesting of the stock option award.

On November 21, 2017, Mr. Kaiser resigned from his position at the Company. His resignation did not trigger any termination or change-in-control payments outlined above.

Robert C. Moscato, Jr.

Pursuant to the terms of Mr. Moscato’s offer letter, Mr. Moscato is not entitled to severance upon his termination.

Mariam E. Morris

Pursuant to the terms of Ms. Morris’ offer letter, if Ms. Morris’ employment is terminated for any reason, then the Company will pay Ms. Morris her base salary, bonus and expenses accrued, but unpaid as of the date of her termination, and any benefits accrued and due under any applicable benefit plans and programs of the Company.

If Ms. Morris’ employment is terminated by the Company without cause or by Ms. Morris for good reason (each as defined in Ms. Morris’ employment agreement), provided she complies with the restrictive covenants set forth in the offer letter and executes and does not revoke a release of claims in favor of the Company, Ms. Morris also is entitled to an amount equal to six months of her then-current base salary and the full vesting of the option granted to her pursuant to her offer letter. In addition, Ms. Morris is entitled to Company-paid COBRA premiums for up to 12 months or until she is eligible for substantially equal coverage, and full vesting of the stock option award.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2017, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Uli Hacksell, Ph.D.	6/02/2015	11,607	(1)	—		6.13	04/30/2025
	11/9/2015	11,142	(2)	5,572		5.80	10/31/2025
	01/01/2016	230,293	(3)	130,166		3.35	12/31/2025
	08/17/2016	43,333	(4)	86,667		3.77	08/16/2026
	01/26/2017	33,333	(5)	66,667		0.87	01/25/2027

Ronald Marcus, M.D.	06/02/2015	55,714	(6)	—		6.13	04/30/2025
	10/20/2015	15,000	(6)	—		6.49	10/19/2024
	2/24/2016	44,286	(6)	—		3.01	2/24/2026
	08/17/2016	40,000	(6)	—		3.77	08/16/2026

John Kaiser	11/9/2012	14,285	(7)	—		8.68	09/30/2022
	8/29/2013	7,142	(8)	—		8.96	04/30/2023
	7/10/2014	19,285	(1)	—		10.08	01/31/2024
	10/20/2015	40,000	(6)	—		6.49	10/19/2024
	2/24/2016	31,288	(6)	—		3.01	2/24/2026
	08/17/2016	32,500	(6)	—		3.77	08/16/2026
	1/26/2017	25,000	(6)			0.87	01/25/2027
	8/18/2017	25,000	(6)	—	—	0.62	08/18/2027

Robert C. Moscato, Jr.	—	—		—		—	—

Mariam E. Morris	10/20/2015	51,450	(9)	51,450		6.49	10/19/2024
	2/24/2016	4,629	(10)	5,471		3.01	2/24/2026
	08/17/2016	10,833	(4)	21,667		3.77	08/16/2026
	1/26/2017	8,333	(11)	16,667		0.87	01/25/2027

(1)	Such stock options were fully vested on the date of grant.

(2)	Such stock options vest in three equal annual installments on each of November 9, 2016, 2017 and 2018.

(3)	One-third of such stock options vest on January 1, 2017, and the remaining two-thirds vest in equal monthly installments over the following 24 months.

(4)	One-fourth of the shares underlying the option shall vest and become exercisable on August 17, 2017, and the remaining three-fourths vest in equal monthly installments over the following 36 months.

(5)
33,333 of the shares underlying the option vested and became exercisable on the date of grant; 33,333 shares shall vest and become exercisable on the first anniversary of the date of grant, and 33,334 shares shall vest and become exercisable on the second anniversary of the date of grant.

(6)	Such stock options vested in full and became immediately exercisable on November 21, 2017.

(7)	Such stock options vested in three equal installments on each of October 15, 2013, 2014 and 2015.

(8)	Such stock options vested in three equal installments on each of May 6, 2014, 2015 and 2016.

(9)	Such stock options vest in four equal annual installments on each of October 20, 2016, 2017, 2018 and 2019.

(10)
One-fourth of the shares underlying the option shall vest and become exercisable on February 24, 2017, and the remaining shares shall vest and become exercisable in 36 equal monthly installments thereafter beginning on March 24, 2017.

(11)
8,333 of the shares underlying the option vested and became exercisable on the date of grant; 8,333 shares shall vest and become exercisable on the first anniversary of the date of grant, and 8,334 shares shall vest and become exercisable on the second anniversary of the date of grant.

DIRECTOR COMPENSATION
The following table sets forth information regarding the total compensation paid to our non-employee directors during 2017. The compensation amounts presented in the table below are historical and are not indicative of the amounts we may pay our directors in the future. Directors who are also our employees receive no additional compensation for their services as directors and are not set forth in the table below.

After consultation with an independent compensation consultant, our Board approved a compensation policy for our non-employee directors that became effective upon the closing of our initial public offering and was further amended on January 10, 2016. This policy provides for the following compensation to our non-employee directors following our initial public offering:

•	If not an employee director, the chair of our Board receives an annual fee from us of $60,000 and each other non-employee director will receive $35,000;

•	The chair of our Audit Committee receives an annual fee from us of $15,000 and each other member receives $7,500;

•	The chair of our Compensation Committee receives an annual fee from us of $10,000 and each other member receives $5,000;

•	The chair of our Nominating and Corporate Governance Committee receives an annual fee from us of $7,000 and each other member receives $3,500; and

•
Each non-employee director is entitled to an initial grant of options to purchase 16,714 shares of our common stock and an annual grant of options to purchase 8,357 shares of our common stock under our 2016 Plan. The initial grant will vest in three substantially equal annual installments over three years commencing on the first anniversary of the grant date and the annual grant will vest in full on the one year anniversary of the grant date, in each case, subject to continued service from the date of grant until the applicable vesting dates.

•
Beginning in the second quarter of 2016, each non-employee director may make an election to receive all or a part of his annual cash compensation in the form of stock options to purchase shares of the Company’s common stock. Elections must be made in multiples of 5% of an Eligible Director’s aggregate cash retainer.

All fees under the director compensation policy are paid on a rolling annual basis and no per meeting fees are paid. We also reimburse non-employee directors for reasonable expenses incurred in connection with attending board of director and committee meetings.

The following table shows for the year ended December 31, 2017 certain information with respect to the compensation of all non-employee directors of the Company:

DIRECTOR COMPENSATION FOR 2017

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Thomas H. Aasen(1)	42,500	8,359	50,859
Eugene A. Bauer, M.D.(2)	19,250	22,289	41,539
Isaac Blech(3)	—	55,027	55,027
Steven J. Boyd(4)	—	—	—
Peter Greenleaf(5)	15,495	13,641	29,136
Phil Gutry(6)	32,500	23,039	55,539
Uli Hacksell, Ph.D.(7)	—	67,192	67,192
Randal O. Jones(8)	—	12,940	12,940
Robert C. Moscato, Jr.(9)	—	—	—
Magnus Persson, M.D., Ph.D.(10)	23,750	26,789	50,539

(1)	Mr. Aasen resigned from our Board on October 16, 2017 and held 19,121 shares of common stock underlying option grants at December 31, 2017.

(2)	Dr. Bauer resigned from our Board on October 18, 2017 and held 45,060 shares of common stock underlying option grants at December 31, 2017.

(3)	Mr. Blech held 107,508 shares of common stock underlying option grants at December 31, 2017.

(4)	Mr. Boyd joined the Board on May 12, 2017.

(5)	Mr. Greenleaf joined the Board on May 12, 2017 and held 25,428 shares of common stock underlying option grants at December 31, 2017.

(6)	Mr. Gutry held 46,491 shares of common stock underlying option grants at December 31, 2017.

(7)	Dr. Hacksell held 100,000 shares of common stock underlying option grants at December 31, 2017.

(8)	Mr. Jones joined the Board effective November 21, 2017 and held 17,984 shares of common stock underlying option grants at December 31, 2017.

(9)	Mr. Moscato joined the Board effective November 21, 2017.

(10)	Dr. Persson held 53,642 shares of common stock underlying option grants at December 31, 2017.

TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
In 2015, in connection with our initial public offering, our Board adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company is, was or will be a participant, the amount involved exceeds $120,000, with one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person.”

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the interests, direct or indirect, of any related person in the transaction;

•	the purpose of the transaction;

•	the proposed aggregate value of such transaction, or, in the case of indebtedness, that amount of principal that would be involved;

•	the risks, costs and benefits to the Company;

•	the availability of other sources of comparable products or services;

•	management’s recommendation with respect to the proposed related person transaction;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products;

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

Our Audit Committee will approve only those related person transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	transactions involving compensation for services provided to the Company as an employee, consultant or director; and

•
a transaction, arrangement or relationship in which a related person’s participation is solely due to the related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship.

We did not have a written policy regarding the review and approval of related person transactions prior to our initial public offering. Nevertheless, with respect to such transactions, it has been the practice of our Board to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of the Company, or not contrary to, our best interests. In addition, all related person transactions required prior approval, or later ratification, by our Board.

CERTAIN RELATED PERSON TRANSACTIONS

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Offer Letters

We have entered into offer letters with our current and former executive officers. For more information regarding these agreements, please see “Executive Compensation – Narrative to Summary Compensation Table – Offer Letters.”

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our named executive officers and directors as more fully described in “Executive Compensation” and “Director Compensation.”

Lachlan Pharmaceuticals

In November 2017, we acquired Zylera from entities owned by our current President and COO, Robert C. Moscato, Jr., and Randal Jones, both of whom now sit on our Board of Directors. Each of Messrs. Jones and Moscato also beneficially own more than 5% of our outstanding common stock. Zylera, which is now our wholly owned subsidiary, entered into the First Amended and Restated Distribution Agreement (the “Lachlan Agreement”) with Lachlan Pharmaceuticals, an Irish company controlled by Messrs. Jones and Moscato (“Lachlan”), effective December 18, 2015. Pursuant to the Lachlan Agreement, Lachlan named Zylera as its exclusive distributor of Ulesfia in the U.S. and agreed to supply Ulesfia to Zylera exclusively for marketing and sale in the U.S. The Lachlan Agreement provides that all trademark rights used in connection with Ulesfia will remain the intellectual property of Lachlan, and all goodwill associated with the use of the trademarks for the marketing and sale of Ulesfia in the territory will inure to the sole benefit of Lachlan. The Lachlan Agreement term continues as long as (i) there exists an issued and unexpired patent right for the product in the United States, or (ii) no generic version of the product is being sold in the United States. The Lachlan Agreement can be terminated by Zylera upon the introduction of a generic product in the territory or upon the expiration or invalidity of all patent rights for the product in the territory.

Zylera is obligated to purchase a minimum of [ ] units per year, or approximately $[ ] worth of product, from Lachlan, subject to certain termination rights. The Lachlan Agreement also requires that Zylera make certain cumulative net sales milestone payments and royalty payments to Lachlan with a $3,000,000 annual minimum payment unless and until there has been a “Market Change” involving a new successful competitive product. Lachlan is obligated to pay identical amounts to an unrelated third party from which it obtained rights to Ulesfia, and there is an ongoing arbitration proceeding with the ultimate recipient of the royalties over whether a Market Change has occurred. Additionally, Zylera must pay Lachlan management and handling fees that were equal to $3.33 per unit of fully packaged Ulesfia in 2018 and escalate at a rate of 10% annually, which is capped at $4.07 per unit, as well as reimburse Lachlan for all product liability insurance fees incurred by Lachlan. The aggregate gross amount we paid to Lachlan in 2017 under the Lachlan Agreement (from the acquisition date through year-end) was approximately $[________].

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2017 and 2016, by Ernst & Young LLP, the Company’s principal accountant.

	Fiscal Year Ended December 31,
	2017	2016
Audit Fees(1)	$509,681	$408,653
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	1,995	1,995
Total	$511,676	$410,648

(1) Audit fees consisted of audit work performed in the audit of our financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as accounting consultations billed as audit services, and consents and assistance with and review of documents filed with the SEC.

(2) All other fees consisted of all other products and services provided by the independent registered public accounting firm that are not reflected in any of the previous categories, such as the use of online accounting research tools.

All fees described above were pre-approved by the Audit Committee.

A representative of Ernst & Young is expected to be present at the 2018 Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy

Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Cerecor stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Cerecor. Direct your written request to Corporate Secretary, Cerecor Inc., 400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202 or contact our Investor Relations department at 443-304-8022 or by email at IR@cerecor.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Mariam E. Morris
Secretary

April [__], 2018

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2017 is available without charge upon written request to: Corporate Secretary, Corporate Secretary, Cerecor Inc., 400 E. Pratt Street, Suite 606, Baltimore, Maryland 21202.

Appendix A

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CERECOR INC.

~~Blake M. Paterson~~The undersigned, Mariam E. Morris, hereby certifies that:

ONE: The original name of this company is Cerecor Inc. and the date of filing the original Certificate of Incorporation of this company with the Secretary of State of the State of Delaware was January 31, 2011. The Certificate of Incorporation was ~~last~~amended on July 11, 2014 and amended and restated on ~~July 11, 2014.~~October 20, 2015.

TWO: ~~He~~The undersigned is ~~the~~a duly elected ~~and acting President and Chief Executive Officer~~officer of Cerecor Inc., a Delaware corporation.

THREE: The Certificate of Incorporation of this company is hereby amended and restated to read as follows:

I.

The name of this company is CERECOR INC. (the “Company” or the “Corporation”).

II.

The address of the registered office of this Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Zip Code 19808, and the name of the registered agent of this Corporation in the State of Delaware at such address is Corporation Service Company.

III.

The purpose of this Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A. This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is two hundred five million (205,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the “Board of Directors”) is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Second Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

V.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. MANAGEMENT OF BUSINESS. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

B. BOARD OF DIRECTORS
~~Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each~~. Each director elected at and after the annual meeting of stockholders held in 2018 shall be elected for a term expiring at the next succeeding annual meeting of stockholders~~, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.~~
~~Notwithstanding the foregoing provisions of this section, each director shall serve until his or her~~ and until such director’s successor ~~is duly~~shall have been elected and qualified, or until ~~his or her~~such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. REMOVAL OF DIRECTORS.

~~1. Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the Initial Public Offering, neither the Board of Directors nor any individual director may be removed without cause.~~

~~2. Subject to any limitation imposed by law~~ Subject to any limitation imposed by law and the rights of any series of Preferred Stock, any individual director or directors may be removed with or without cause by the affirmative vote of the holders of at least ~~sixty-six and two-thirds percent (66 2/3%)~~a majority of the voting power of all of the then-outstanding shares of the capital stock of the ~~Corporation~~Company entitled to vote generally ~~at an~~in the election of directors, voting together as a single class.

D. VACANCIES. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

E. BYLAW AMENDMENTS. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Second Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least ~~sixty-six and two-thirds percent (66 2/3%)~~a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

F. WRITTEN BALLOTS. The directors of the Company need not be elected by written ballot unless the Bylaws of the Company so provide.

G. ACTION BY STOCKHOLDERS. ~~No~~
Until Armistice Capital, LLC and its affiliates no longer beneficially own at least 40% of the Company’s then outstanding shares of our capital stock, any action required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the taking of such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing.
Once Armistice Capital, LLC and its affiliates no longer beneficially own at least 40% of the Company’s then outstanding shares of our capital stock, no action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws of the Company, and no action shall be taken by the stockholders by written consent or electronic transmission.

H. ADVANCED NOTICE. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

VI.

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

B. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company; (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (C) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Second Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (D) any action asserting a claim against the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.

VIII.

~~A.~~ The Company reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, ~~except as provided in paragraph B. of this Article VIII,~~ and all rights conferred upon the stockholders herein are granted subject to this reservation.

~~B. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Company required by law or by this Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII.~~

* * * *

FOUR: This Second Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Company.

FIVE: This Second Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the DGCL. This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.

IN WITNESS WHEREOF, Cerecor Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its ~~President and~~ Chief ~~Executive~~Financial Officer this ~~20th~~[___] day of ~~October, 2015.~~[_____], 2018.

CERECOR INC.

By:	/s/ ~~Blake M. Paterson~~
~~Blake M. Paterson~~ Name: __ Mariam E. Morris __________________
~~President and~~ Title: __Chief ~~Executive~~Financial Officer________________

Appendix B

CERECOR INC.
SECOND AMENDED AND RESTATED
BYLAWS

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office shall be established and maintained at the office of Corporation Service Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation, or other such person or entity as the Board of Directors may from time to time designate, shall be the registered agent of the corporation.

Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal. If adopted, the corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4. Place Of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”).

Section 5. Annual Meetings.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 5. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

(b) At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before the meeting.

(1) For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(3) and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition and (5) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 5(b)(4). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(2) Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(3), and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 5(b)(4).

(3) To be timely, the written notice required by Section 5(b)(1) or 5(b)(2) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 5(b)(3), in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(4) The written notice required by Section 5(b)(1) or 5(b)(2) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the corporation’s books; (B) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(1)) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(2)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 5(b)(1)) or to carry such proposal (with respect to a notice under Section 5(b)(2)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

For purposes of Sections 5 and 6, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation,

(x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation,

(y) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or

(z) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation,

which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

(c) A stockholder providing written notice required by Section 5(b)(1) or (2) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

(d) Notwithstanding anything in Section 5(b)(3) to the contrary, in the event that the number of directors in an Expiring Class is increased and there is no public announcement of the appointment of a director to such class, or, if no appointment was made, of the vacancy in such class, made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 5(b)(3), a stockholder’s notice required by this Section 5 and which complies with the requirements in Section 5(b)(1), other than the timing requirements in Section 5(b)(3), shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation. For purposes of this section, an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.

(e) A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (ii) of Section 5(a), or in accordance with clause (iii) of Section 5(a). Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 5(b)(4)(D) and 5(b)(4)(E), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(f) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 5(a)(iii) of these Bylaws.

(g) For purposes of Sections 5 and 6,

(1) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act; and

(2) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).

Section 6. Special Meetings.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

(b) The Board of Directors shall determine the time and place, if any, of such special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. No business may be transacted at such special meeting otherwise than specified in the notice of meeting.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Section 5(b)(1). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if written notice setting forth the information required by Section 5(b)(1) of these Bylaws shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 5(c). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(d) Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 6. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors to be considered pursuant to Section 6(c) of these Bylaws.

Section 7. Notice Of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is deemed given when deposited in the U.S. mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his, her or its attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 9. Adjournment And Notice Of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

Section 11. Joint Owners Of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his or her act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 12. List Of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.
    Section 13. Action ~~Without Meeting. No action shall be taken by the stockholders~~By Stockholders. Until Armistice Capital, LLC and its affiliates no longer beneficially own at least 40% of the Company’s then outstanding shares of our capital stock, any action required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notice of the taking of such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing.
Once Armistice Capital, LLC and its affiliates no longer beneficially own at least 40% of the Company’s then outstanding shares of our capital stock, no action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with ~~these~~the Bylaws of the Company, and no action shall be taken by the stockholders by written consent or ~~by~~ electronic transmission.

Section 14. Organization.

(a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 15. Number ~~And Term Of Office~~. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 16. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 17. ~~Classes of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, immediately following the closing of the initial public offering pursuant to an effective registration statement under the 1933 Act covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first~~Term of Office. Each director elected at and after the annual meeting of stockholders ~~following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each~~held in 2018 shall be elected for a term expiring at the next succeeding annual meeting of stockholders~~, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.~~
~~Notwithstanding the foregoing provisions of this Section 17, each director shall serve until his or her~~ and until such director’s successor ~~is duly~~shall have been elected and qualified, or until ~~his or her~~such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 18. Vacancies. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders, provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 19. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time. If no such specification is made, it shall be deemed effective at the time of delivery to the Secretary. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

Section 20. Removal.

~~(a) Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause.~~
~~(b)~~ Subject to any limitation imposed by law, any individual director or directors may be removed with or without cause by the affirmative vote of the holders of at least ~~sixty-six and two-thirds percent (66 2/3%)~~a majority of the voting power of all of the then -outstanding shares of the capital stock of the ~~corporation~~Company entitled to vote generally ~~at an~~in the election of directors, voting together as a single class.

Section 21. Meetings.

(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer or a majority of the authorized number of directors.

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 22. Quorum And Voting.

(a) Unless the Certificate of Incorporation requires a greater number, and except with respect to questions related to indemnification arising under Section 43 herein for which a quorum shall be one-third of the exact number of directors fixed from time to time, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 23. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 24. Fees And Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25. Committees.

(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation.

(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c) Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Section 25, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26. Organization. At every meeting of the directors and stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any Assistant Secretary or other officer or director directed to do so by the President, shall act as secretary of the meeting. The Chairman of the Board of Directors shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

ARTICLE V

OFFICERS

Section 27. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors (provided that notwithstanding anything to the contrary contained in these Bylaws, the Chairman of the Board of Directors shall not be deemed an officer of the corporation unless so designated by the Board of Directors), the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 28. Tenure And Duties Of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless an officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(c) Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(d) Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

(e) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(g) Duties of Treasurer. Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer shall be the chief financial officer of the corporation and shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President, and, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 29. Delegation Of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 30. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 31. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or by the Chief Executive Officer or other superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 32. Execution Of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 33. Voting Of Securities Owned By The Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 34. Form And Execution Of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificate in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 35. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 36. Transfers.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 37. Fixing Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 38. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 39. Execution Of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

Section 40. Declaration Of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 41. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 42. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 43. Indemnification Of Directors, Officers, Employees And Other Agents.

(a) Directors. The corporation shall indemnify its directors to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors; and, provided, further, that the corporation shall not be required to indemnify any director in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

(b) Officers, Employees and Other Agents. The corporation shall have power to indemnify its officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

(c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director in connection with such proceeding; provided, however, that, if the DGCL requires, an advancement of expenses incurred by a director in his or her capacity as a director (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director. Any right to indemnification or advances granted by this Bylaw to a director shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the director has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this section.

(h) Amendments. Any repeal or modification of this section shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law. If this section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director to the full extent under any other applicable law.

(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(1) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(4) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(5) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

ARTICLE XII

NOTICES

Section 44. Notices.

(a) Notice To Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b) Notice To Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), as otherwise provided in these Bylaws, or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Affidavit Of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice To Person With Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within sixty (60) days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII

AMENDMENTS

Section 45. Bylaw Amendments. Subject to the limitations set forth in Section 43(h) of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least ~~sixty-six and two-thirds percent (66-2/3%)~~a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XIV

LOANS TO OFFICERS OR EMPLOYEES

Section 46. Loans To Officers Or Employees. Except as otherwise prohibited by applicable law, including the Sarbanes-Oxley Act of 2002, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

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CERECOR INC.

Proxy for Annual Meeting of Stockholders on May 15, 2018

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Uli Hacksell and Mariam Morris, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock held by the undersigned of record on March 16, 2018, which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Cerecor Inc., to be held on May 15, 2018 at 10:00 am Eastern Time at The Grand Hyatt New York, 109 E. 42nd Street, New York, New York 10017, and at any adjournments or post-ponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

cerecor

May 15, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, 2017 annual report to stockholders and Annual Report on Form 10-K are available at ir.cerecor.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21030303030300000100 4   051518

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS 1, 4, 5, 6 AND 7.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2 If Proposal 1 to declassify our board of directors is approved, to elect the first eight directors nominated by our board of directors and named in the proxy statement to hold office until the 2019 Annual Meeting of Stockholders.
3. If Proposal 1 to declassify our board of directors is not approved, to elect the last two Class III nominees fo director and named in the proxy statement to hold office until the 2021 Annual Meeting of Stockholders.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

○ Uli Hacksell	With Declassification
○ Isaac Blech	With Declassification
○ Steven J. Boyd	With Declassification
○ Peter Greenleaf	With Declassification
○ Philip Gutry	With Declassification
○ Randal O. Jones	With Declassification
○ Robert Moscato, Jr.	With Declassification
○ Magnus Persson	With Declassification
○ Uli Hacksell	Without Declassification
○ Randal O. Jones	Without Declassification

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR the director nominees in Proposals 2 and 3, and FOR Proposals 1, 4, 5, 6 and 7.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

cerecor

May 15, 2018

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, 2017 annual report to stockholders and Annual Report on Form 10-K are available at ir.cerecor.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

21030303030300000100 4 051518

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS 1, 4, 5, 6 AND 7.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2 If Proposal 1 to declassify our board of directors is approved, to elect the first eight directors nominated by our board of directors and named in the proxy statement to hold office until the 2019 Annual Meeting of Stockholders.
3. If Proposal 1 to declassify our board of directors is not approved, to elect the last two Class III nominees fo director and named in the proxy statement to hold office until the 2021 Annual Meeting of Stockholders.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

○ Uli Hacksell	With Declassification
○ Isaac Blech	With Declassification
○ Steven J. Boyd	With Declassification
○ Peter Greenleaf	With Declassification
○ Philip Gutry	With Declassification
○ Randal O. Jones	With Declassification
○ Robert Moscato, Jr.	With Declassification
○ Magnus Persson	With Declassification
○ Uli Hacksell	Without Declassification
○ Randal O. Jones	Without Declassification

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR the director nominees in Proposals 2 and 3, and FOR Proposals 1, 4, 5, 6 and 7.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of

cerecor

To Be Held On:

May 15, 2018 at at 10:00 am Eastern Time

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 05/01/18.

Please visit ir.cerecor.com, where the following materials are available for view:

- Notice of Annual Meeting of Stockholders
- Proxy Statement
- 2017 Annual Report and Annual Report on Form 10-K

TO REQUEST MATERIAL: **TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)**

E-MAIL: info@astfinancial.com

WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE: **IN PERSON:** You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

NOMINEES:

Uli Hacksell	With Declassification
Isaac Blech	With Declassification
Steven J. Boyd	With Declassification
Peter Greenleaf	With Declassification
Philip Gutry	With Declassification
Randal O. Jones	With Declassification
Robert Moscato, Jr.	With Declassification
Magnus Persson	With Declassification
Uli Hacksell	Without Declassification
Randal O. Jones	Without Declassification

Please note that you cannot use this notice to vote by mail.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR the director nominees in Proposals 2 and 3, and FOR Proposals 1, 4, 5, 6 and 7.**